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INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-101394 on Form N-14 of Corporate High Yield Fund V, Inc. of our report dated October 11, 2002 appearing in the August 31, 2002 Annual Report of Corporate High Yield Fund V, Inc., and to the references to us under the caption "COMPARISON OF THE FUNDS - Financial Highlights - Corporate Fund V" and "EXPERTS" appearing in the Joint Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 30, 2002